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Exhibit 10.1

AMENDED AND RESTATED
MASTER LEASE AGREEMENT

Dated as of September 19, 2003

LESSOR:

COMMVEST, LLC
432 Cherry Street
West Newton, MA 02465

LESSEE:

VIEWLOCITY, INC.
3475 Piedmont Road, N.E.
Suite 1700
Atlanta, GA 30305

County:	Fulton	Federal ID No.:	14-1683872
Attention:	L. Allen Plunk, CFO	Phone No.:	404-267-6400
		Facsimile No.:	404-267-6501

State of Organization:            Georgia
State Identification No.:        K619523

        List of all other names (including trade names) used by Lessee or any other business or organization to which Lessee became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise at any time during the past five (5) years (state if none):

    Viewlocity
    SynQuest
    Frontec
    Factory Management
    Bender Management
    Electron Economy
    Nexstep

AMENDED AND RESTATED MASTER LEASE AGREEMENT

        This AMENDED AND RESTATED MASTER LEASE AGREEMENT (this "Lease"), dated as of September 19, 2003, is entered into by and among COMMVEST, LLC, a Massachusetts limited liability company ("Lessor") and VIEWLOCITY, INC., a Georgia corporation, formerly known as SynQuest, Inc., a Georgia corporation, successor in interest to Viewlocity, Inc., a Delaware corporation("Lessee").

RECITALS

        WHEREAS, Lessor and Lessee are parties to that certain Master Lease Agreement dated November 12, 1999 (the "Initial Lease Agreement") between Viewlocity, Inc. (as Lessee thereunder) and Commvest, LLC (as Lessor thereunder) and those Rental Schedules 7-01 dated November 12, 1999, 7-02 dated December 3, 1999, 7-03 dated May 10, 2000, 7-04 dated March 1, 2000, 7-05 dated April 7, 2000, 7-06 dated October 1, 2000, 7-07 dated November 1, 2000 and 7-08 dated December 8, 2000 entered into pursuant to the Initial Lease Agreement;

        WHEREAS, Lessee, Viesta Corporation, a Delaware corporation ("Parent") and Viesta Acquisition Corp., a Georgia corporation ("Merger Sub") have entered into that certain Agreement and Plan of Merger dated as of September 19, 2003 ("Merger Agreement") pursuant to which Lessee shall merger with Merger Sub and thereby become a wholly owned subsidiary of Parent;

        WHEREAS, a condition precedent of consummation of the transactions contemplated by the Merger Agreement requires that Lessor and Lessee restructure and modify the terms of the credit facility offered by Lessor to Lessee pursuant to the terms and conditions of the Initial Lease Agreement;

        WHEREAS, the Lessor and the Lessee desire to amend and restate the Initial Lease Agreement upon the terms, conditions and provisions set forth herein, and further desire that this Lease shall supersede the Initial Lease Agreement and all Rental Schedules (as defined therein and delivered thereunder);

        NOW, THEREFORE, for and in consideration of the above premises and of the agreements and understandings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto intending to be bound agree and the Initial Lease Agreement is hereby amended and restated by as follows:

        1.    DEFINITIONS AND RULES OF CONSTRUCTION.    Unless the context shall otherwise require, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings specified in Section 21 hereof.

        2.    LEASE.    Lessee hereby agrees to continue to lease from the Lessor, and Lessor, by acceptance of this Lease, agrees to continue to lease to Lessee, the Equipment set forth on Schedule I hereto. Lessee agrees that it shall, pursuant to the terms hereof, comply with all of the terms and conditions herein and Lessor hereby acknowledges and agrees that the terms of this Lease supercede the terms and conditions contained in the Initial Lease Agreement and any Rental Schedule delivered under the Initial Lease Agreement.

        3.    TERM AND RENT; OBLIGATIONS UNCONDITIONAL; WAIVER.

          (a)   The Equipment is leased for the Term, unless and until the Term of this Lease shall sooner terminate pursuant to the terms hereof. The Term shall commence on October 1, 2003 (the "Commencement Date") and shall expire at 11:59 p.m. on June 30, 2005.

          (b)   The aggregate principal balance of One Million Twenty Three Thousand Nine Hundred Seventy Eight and 52/100 Dollars ($1,023,978.52) owed by Lessee to Lessor under the Initial Lease

  Agreement is hereby reduced to Seven Hundred Ninety-Three Thousand Five Hundred Eight-Three and 35/100 Dollars ($793,583.35)(the "Amended Principal Balance"), and Lessor hereby releases Lessee from all obligations to pay the remainder balance of Two Hundred Thirty Thousand Three Hundred Ninety Five and 17/100 Dollars ($230,395.17). The Amended Principal Balance shall be the initial principal balance of this Lease.

          (c)   In satisfaction and payment of the Amended Principal Balance, Lessee shall pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States of America, on the Commencement Date and on the first day of each calendar month thereafter through and including June 1, 2005 a monthly installment of Thirty-Seven Thousand Seven Hundred Eighty-Nine and 68/100 Dollars ($37,789.68) (the "Monthly Rent"), in each case by wire transfer to Lessor's account as set forth on Schedule II, or at such other address or to such other Person as Lessor, from time to time, may designate in writing. Notwithstanding anything to the contrary in this Section 3(b) and in addition to Lessor's rights of acceleration set forth in Sections 11(a) and 16 hereof, if at any time Lessee repays all or a portion of the principal portion of its Indebtedness owed to TCW (a "TCW Prepayment") while this Lease is in effect, Lessor may require (but shall not be obligated to require) Lessee to immediately pay to Lessor that amount of the remaining portion of the Amended Principal Balance owed under this Lease equal to (X) the remaining portion of the Amended Principal Balance, multiplied by (Y) the quotient derived from dividing (1) the amount of the TCW Prepayment, by (2) the aggregate amount of Lessee's Indebtedness owed to TCW prior to the TCW Prepayment.

          (d)   Lessee shall also pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States of America, all Supplemental Rent. Supplemental Rent shall be paid when due or within 30 days following Lessor's written demand therefore if there is no due date therefor. If Lessee shall fail to pay any Supplemental Rent, Lessor shall have the right to pay the same and shall have all rights, powers and remedies for reimbursement from Lessee with respect thereto as are provided herein (including, without limitation, Section 15 and 16 hereof) or by Law in the case of non-payment of Monthly Rent. Lessee shall also pay to Lessor the Excess Use Fee on all overdue Rent from the due date thereof until paid. Lessee shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Rent when due, without further notice or demand.

          (e)   This Lease is a net lease and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent and other sums payable hereunder, and the rights of Lessor in and to such payments, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due to or alleged to be due to, or by reason of, any past, present or future claims that Lessee may have against Lessor, any Transferee, the manufacturer or Supplier of the Equipment or any Person for any reason whatsoever.

          (f)    All Rent and other amounts payable under this Lease including all amounts payable under Section 18 hereof shall be payable notwithstanding the fact that an item of Equipment shall have suffered a Total Loss unless, pursuant to the provisions of Section 13 hereof, Lessor shall have received the Stipulated Loss Value with respect to any such item of Equipment.

          (g)   Lessor hereby waives any and all (i) payment Events of Default under the Initial Lease Agreement and (ii) Events of Default that are the subject of that certain Notice of Default dated August 12, 2003 from Lessor to Lessee, in either case, which are in existence and continuing as of the Commencement Date, including without limitation the non-payment of any installment of Rent or any other sum required to be paid by Lessee under the Initial Lease Agreement. The foregoing waiver shall not preclude Lessor from the future exercise of any rights and remedies available to Lessor under this Lease with respect to any non-payment Event of Default (except that certain Event of Default described in subsection (ii) above) in existence and continuing on the

  Commencement Date or any Event of Default which occurs or is continuing after the Commencement Date.

        4.    PERSONAL PROPERTY; SECURITY INTEREST AND LIENS.    Lessee covenants and agrees that:

          (a)   the Equipment is, and shall at all times be and remain, personal or movable property. If requested by Lessor, Lessee shall obtain prior to delivery of any item of Equipment or at any other time reasonably requested by Lessor, a certificate in form satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment may be located waiving any claim with respect to the Equipment, and Lessor agrees to indemnify, defend and hold harmless Lessee from damage claims for injuries to persons or properties caused by Lessor while Lessor is on Lessee's premises.

          (b)   During the Term of this Lease and until (i) Lessee acquires such Equipment pursuant to Section 18 hereof or (ii) Lessee returns the Equipment to Lessor in compliance with Section 16 hereof, Lessor shall retain title to such Equipment; provided, however, that Lessee and Lessor acknowledge that transactions documented hereunder shall not constitute a "lease" or a "true lease," and instead shall constitute a "lease intended as security, "or "security interest," as the case may be, under Applicable Law (including under the UCC). In furtherance thereof, in order to secure the prompt payment and performance as and when due of all of Lessee's obligations hereunder, Lessee hereby grants to Lessor a first priority security interest in:

            (i)    the Equipment leased hereunder and all accessions, additions, attachments, replacements, repairs, improvements, substitutions, and accessions thereto; and

            (ii)   all of Lessee's right, title and interest in and to the Collateral (except to the extent limited by the Subordination Agreement); and

            (iii)  proceeds (cash and non-cash) of all of the foregoing, of, including the insurance policies on the Equipment. Lessee agrees that, with respect to the Equipment, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC. Lessee may not dispose of any of the Equipment, except to the extent expressly provided herein. Lessee hereby irrevocably authorizes Lessor at any time and from time to time to file in any uniform commercial code jurisdiction any Financing Statement and amendments thereto as Lessor deems appropriate in its sole discretion in order to perfect, protect or vest securely Lessor's interest in the Equipment and the Collateral.

          (c)   Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any of the Equipment, title thereto or any interest therein, except those liens that are described in subsection (c) of the definition of Permitted Lien. Lessee shall notify Lessor immediately in writing upon receipt of notice of any Lien affecting the Equipment in whole or in part, and shall, at its own cost and expense, defend Lessor's title therein against all Persons holding or claiming to hold such a Lien on the Equipment; and any losses, expenses or costs suffered by Lessor as a result thereof shall be covered by the Lessee's indemnity in Section 17 hereof.

          (d)   Lessee shall not move any item of Equipment leased hereunder from the address set forth on Schedule I without prior written notice to Lessor; Lessee shall not move any item of Equipment outside of the United States of America without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.

        5.    INSTALLATION, DEINSTALLATION, MAINTENANCE AND REPAIR.    At all times during the Term of this Lease, Lessee shall be solely responsible, at its own expense, for the delivery, installation, maintenance, repair, use, possession, operation, storage, deinstallation, and drayage of the

Equipment by a party reasonably acceptable to Lessor, and shall keep the Equipment in good repair, condition and working order, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good repair, condition and working order, all at the expense of Lessee. Lessee shall not make or suffer to be made alterations to the Equipment which materially reduce its value. All parts furnished and all additions made to and all substitutions and replacements for the Equipment shall immediately upon the installation thereof be deemed part of the Equipment and become the property of Lessor subject to the terms of this Lease. At all times during the Term of this Lease, Lessee shall maintain at its own cost and expense in effect a comprehensive maintenance and servicing agreement with respect to each item of the Equipment with the manufacturer or Supplier thereof or such other party as may be acceptable to Lessor. Lessor shall be entitled to inspect the Equipment at the location thereof during normal business hours upon reasonable request. In making such entry and inspection, Lessor agrees to use reasonable efforts to minimize any disturbance to Lessee's operations.

        6.    USE.    Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all Applicable Laws, insurance requirements and the operating and maintenance instructions of the manufacturer or Supplier thereof.

        7.    QUIET ENJOYMENT.    So long as no Event of Default has occurred and is continuing hereunder and subject to Section 6 hereof, Lessor warrants peaceful and quiet use and enjoyment of the Equipment by Lessee against acts of Lessor.

        8.    ACCEPTANCE, WARRANTIES, LIMITATION OF LIABILITY.

          (a)   LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT: THE EQUIPMENT, AND THE RIGHTS, TITLE AND INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO, ARE BEING CONVEYED AND DELIVERED TO LESSEE "AS IS" AND "WHERE IS" WITHOUT ANY RECOURSE TO LESSOR AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS, LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT THERETO, EITHER EXPRESS OR IMPLIED OR ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING (A) ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF, ARISING FROM OR IN (1) MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (2) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (3) QUALITY OF WORKMANSHIP OR THE PROVISIONS OF ANY SUPPLY CONTRACT WITH SUPPLIER OR (4) TORT (EXCEPT AS ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR UNDER THE UCC OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING TITLE THERETO (INCLUDING ANY WARRANTY OF GOOD OR MARKETABLE TITLE OR FREEDOM FROM LIENS), FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITIONS, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW AND (B) ALL OBLIGATIONS, LIABILITY, RIGHTS AND REMEDIES, HOWSOEVER ARISING UNDER ANY APPLICABLE LAW WITH RESPECT TO THE MATTERS WAIVED AND DISCLAIMED, INCLUDING FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE EQUIPMENT, OR ANY LIABILITY OF LESSEE OR LESSOR TO ANY THIRD PARTY, OR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; all such risks, as between Lessor and Lessee, are to be borne by Lessee; Lessee acknowledges and agrees that the Equipment has been selected by Lessee on the basis of its own judgment, and Lessee has not asked for, been given or relied upon the skill or opinion of, or any statements, representations, guaranties or warranties by, Lessor or its agents or representatives in relation thereto. Lessee understands and acknowledges that Lessor is not in the business of manufacturing, assembling or supplying Equipment or otherwise in the business of being a vendor but is instead solely providing financial accommodations, including lease financing. The Equipment is not to be used, and has not been acquired hereby or under the Initial Lease Agreement, for use in any respect for Lessee's or any other Person's personal or family purposes and, as such, the Equipment does not constitute "consumer goods" as such term is defined under Applicable Law. Lessor's agreement to enter into this Lease is in reliance upon the freedom from liability or responsibility for the matters waived and disclaimed herein. THE PROVISIONS OF THIS SECTION 8 HAVE BEEN NEGOTIATED BY LESSOR AND LESSEE AND EXCEPT FOR THE WARRANTY MADE BY LESSOR IN SECTION 7 HEREOF, ARE INTENDED TO CONSTITUTE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS, GUARANTIES, OBLIGATIONS OR WARRANTIES OR LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT AND THE RIGHTS, TITLE AND INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO THAT MAY ARISE PURSUANT TO ANY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT. (LESSEE'S INITIALS /s/ LAP).

          (b)   Lessee agrees that the only representations, warranties, guaranties or indemnities made with respect to the Equipment are those made by the Supplier and/or manufacturer thereof. Lessor and Lessee furthermore understand and agree that the Equipment shall at all times constitute personal property and not fixtures. Provided that no Default or Event of Default has occurred and is continuing hereunder, Lessor: (i) shall cooperate fully with Lessee with respect to the resolution of any claims by Lessee against Supplier with respect to an item of Equipment, in good faith and by appropriate proceedings at Lessee's expense, (ii) subject to the initial proviso of this sentence, hereby assigns to Lessee, for and during the Term of this Lease, any applicable warranties, indemnities or other rights under any Supply Contracts (excluding any refunds or other similar payments reflecting a decrease in the value of any such Equipment, which amount shall be received by and paid to Lessor, and applied by Lessor to reduce Lessee's obligations to pay Rent for such Equipment), and (iii) hereby authorizes Lessee to obtain all services, warranties or amounts from the Supplier of such Equipment to be used to repair such Equipment (and such amounts shall be used by Lessee to repair such Equipment). Lessee understands, acknowledges and agrees that neither Supplier nor its salesmen or agents is an agent of Lessor or authorized to waive, alter or add to any provision of this Lease.

        9.    REPRESENTATION AND WARRANTIES.    Lessee represents and warrants for the benefit of Lessor as of the date of acceptance of any item of Equipment for lease under this Lease:

          (a)   Lessee's exact legal name is that indicated on the cover and signature pages and in the Definitions section hereof. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated on the cover page hereof and is duly qualified to do business and is in good standing in the jurisdiction(s) and in every jurisdiction where the failure to so qualify would materially and adversely affect Lessee; Lessee has adequate corporate power and authority to enter into and perform this Lease. The cover page hereof accurately sets forth Lessee's organizational identification number issued by the state of its incorporation.

          (b)   This Lease has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding agreement of Lessee enforceable in accordance with its terms.

          (c)   The entering into and performance of this Lease by Lessee shall not violate any Applicable Law or any provision of Lessee's charter or bylaws or result in any breach of, or constitute a default under, or result in the creation of any Lien upon any assets of Lessee leased hereunder or on the Equipment pursuant to any instrument or Applicable Law to which Lessee is a party or by which it or its assets may be bound.

          (d)   There are no pending or threatened actions or proceedings to which Lessee is a party, or otherwise affecting Lessee, before any Government Authority, which if determined against Lessee, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.

          (e)   Except as set forth on Schedule III hereto, the Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.

          (f)    No consent, approval or other authorization of or by any Governmental Authority is required in connection with the consummation by Lessee of the transactions contemplated by this Lease.

          (g)   With respect to the Equipment, under the Applicable Law of the state(s) in which such Equipment is to be located, such Equipment consists solely of personal property and not fixtures.

          (h)   The Lessee has filed with the SEC all material forms, statements, reports and documents (including all exhibits, posteffective amendments and supplements thereto) (the "Company SEC Reports") required to be filed by it on or before the date hereof under each of the Securities Act of 1933, as amended, the Exchange Act and the respective rules and regulations thereunder. The Company Recent SEC Reports (as defined below), as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates except as amended or supplemented prior to the date hereof, the Company Recent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Lessee included in the Lessee's Annual Report on Form 10-K for the twelve months ended December 31, 2002 and the unaudited financial statements of the Lessee included in the Lessee's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003 (collectively, the "Company Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Lessee and its Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of the unaudited financial statements, to normal year-end adjustments). The Lessee's Annual Reports on Form 10-K for the twelve months ended December 31, 2002, December 31, 2001 and December 31, 2000, and the Lessee's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003 are collectively referred to as the "Company Recent SEC Reports". Since December 31, 2002, there has not been any change in any method of accounting or accounting principles or practice by the Lessee or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act.

          (i)    The address of Lessee as set forth on the cover page hereof is Lessee's place of business or, if more than one, its chief executive office (which terms shall have the meanings ascribed therefor in Article 9 of the UCC).

          (j)    With respect to the Equipment, no filing, recordation or registration of any Financing Statement or other document or instrument was or is necessary in order to cause Lessor to have good, valid and enforceable title with respect thereto.

          (k)   Intentionally omitted.

          (l)    Lessee has obtained all Permits necessary to possess and use the Equipment in compliance with and as contemplated by this Lease.

          (m)  If requested by Lessor, Lessee shall provide an opinion of counsel and other supporting documents with respect to the matters set forth above in this Section 9 and with respect to such other legal matters as Lessor may reasonably request and as related to the purposes of this Lease.

          (n)   The payment terms described herein are not in any way less favorable in terms of duration or percentage of the payments due under the Initial Lease Agreement than those restructured payments terms received by Trust Company of the West and/or its affiliates (collectively, "TCW"). Further, in connection with the restructure agreement reached between TCW and Lessee, Lessee did not grant TCW any additional collateral or security interest.

        10.    COVENANTS OF LESSEE.    Lessee covenants and agrees as follows:

          (a)   For so long as any amount of the Amended Principal Balance is outstanding, Lessee will furnish to Lessor the following:

            (i)    Monthly Reports.    as soon as practicable after the end of the first and second monthly accounting periods in each fiscal quarter of the Lessee and in any event within 30 days thereafter, an unaudited consolidated balance sheet of Parent and its Subsidiaries, as of the end of each such monthly period, and unaudited consolidated statements of income and consolidated statements of cash flows of Parent and its Subsidiaries for such period, prepared in accordance with GAAP, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Lessee;

            (ii)    Quarterly Reports.    as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of Lessee and in any event within 30 days thereafter, an unaudited consolidated balance sheet of Parent and its Subsidiaries, as of the end of each such quarterly period, and unaudited consolidated statements of income and consolidated statements of cash flows of Parent and its Subsidiaries for such period, prepared in accordance with GAAP, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of Lessee; and

            (iii)    Annual Reports.    as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of Parent and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of Parent and its Subsidiaries for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by the Lessee's independent public accountants who shall be a nationally recognized firm.

          Lessee may discharge its obligations under this Section 10(a) by furnishing to Lessor within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee and including its financial statements to any governmental agency or instrumentality under Applicable Law.

          (b)   Upon Lessor's request, Lessee shall promptly execute and deliver to Lessor consents to assignment, certificates of no default and such further documents, instruments and assurances reasonably requested by Lessor to establish and protect its rights in the Equipment and to assure that this Lease remains in full force and effect.

          (c)   Lessee shall provide written notice to Lessor: (i) within thirty (30) days prior to any change in the name or its place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number; (ii) promptly upon the occurrence of any Default or Event of Default; (iii) of the commencement of proceedings under Federal bankruptcy laws, or any other insolvency laws (as now or hereafter in effect) involving Lessee or any Person (other than as the Lessor) holding an interest in the Equipment or related property as the debtor; (iv) promptly upon Lessee becoming aware of (1) any alleged material violation of any material Applicable Law, or (2) any threatened or actual suspension, revocation or rescission of any Permit necessary for Lessee to be in compliance with the terms hereof; and (v) promptly after any of the Equipment becomes lost, stolen, destroyed, materially damaged or worn out.

          (d)   Lessee will not change its type of organization or jurisdiction of organization.

          (e)   Lessee shall not attach or incorporate the Equipment to or in any other item of equipment or any realty in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment or realty.

          (f)    Lessee shall cause each principal item of the Equipment to be marked at all times, in a plain, distinct and legible manner, with the name of Lessor or its designee followed by the words "Lessor and Secured Party," or other appropriate words designated by Lessor on labels furnished by Lessor.

          (g)   Lessee will to the extent permitted by law, (i) refrain from withholding, from payments made by Lessee to Lessor or any Transferee under any Lease Document, any Federal income tax under any section of the Code (including, without limitation, Section 1442) provided that Lessee receives from any Transferee that is a foreign corporation (and from Lessor, if Lessor is a foreign corporation) the statement described in Section 881(c) (2)(B)(ii) of the Code, and (ii) timely file all required information and other returns required under Federal income tax regulations implementing and interpreting Section 881 (c) of the Code.

          (h)   Lessee will not incur, create, assume, become or be liable in any manner with respect to any Indebtedness other than Permitted Indebtedness.

          (i)    On the Closing Date (as defined in the Merger Agreement) Parent shall issue to Lessor a warrant substantially in the form of Exhibit A hereto for the purchase of and at an exercise price per share equal to the issue price per share of the Parent's Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), that number of shares of Preferred Stock equal to the quotient obtained be dividing Seventy Five Thousand (75,000) by the issue price per share of the Preferred Stock.

          (j)    Lessee will not declare or pay any dividends, purchase, repurchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, and will not make any payment in cash, securities or other property or purchase on or in respect of, or repurchase, redeem, retire or otherwise acquire for value, any indebtedness of the Lessee that is subordinated by its express terms in right of payment to this Lease, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), except that any such Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Lessee; provided, however, that nothing herein contained shall prevent the Lessee from:

            (i)    paying a dividend or making a distribution to Parent (A) in an amount not to exceed $250,000 in any fiscal year to enable Parent to pay its operating expenses, and (B) in amounts equal to amounts required for Parent to pay taxes to the extent Parent is liable for such taxes and such taxes are attributable to the operations of the Lessee and its Subsidiaries,

            (ii)   paying a dividend or making a distribution to Parent in an amount not to exceed $150,000 in any fiscal year to enable Parent to repurchase shares of Parent's common stock at the original cost thereof held by officers, employees, directors or consultants of Parent or the Lessee which are subject to restrictive stock purchase agreements under which Parent or the Lessee has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment, if in the case of any such transaction permitted by (i) and (ii) the payment can be made in compliance with the other terms of this Lease.

          (k)   Upon the execution and delivery of this Lease by Lessor, Lessee shall reimburse Lessor in cash by wire transfer up to an aggregate of Five Thousand Dollars ($5,000.00) for Lessor's legal, filing and due diligence expenses associated with the preparation negotiation, execution and delivery of this Lease.

        11.    ASSIGNMENT AND TRANSFER.

          (a)   WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE SHALL NOT ASSIGN ANY OF ITS RIGHTS NOR DELEGATE ANY OF ITS OBLIGATIONS HEREUNDER, SUBLEASE THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANY PERSON BUT LESSEE, provided, however, so long as no Event of Default has occurred and is continuing, Lessee may assign its rights and obligations hereunder to any related corporation or other entity which controls Lessee, is controlled by Lessee, or is under control with Lessee. WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, NEITHER PARENT NOR LESSEE SHALL (i) consolidate with or merge into any other corporation, person or entity (other than a wholly-owned subsidiary) in which Parent or Lessee (as applicable) is not the surviving entity; or (ii) convey, sell, transfer, lease or dispose of all or substantially all of its assets; or (iii) engage in any other transaction or series of related transactions in which more than fifty percent (50%) of its voting power is disposed of to persons or entities which were not shareholders of Parent or such shareholders' affiliates immediately prior to such transaction or series of related transactions (collectively, "Change of Control"); provided, however, that upon any Change of Control, Lessor shall have the right (but not the obligation), within thirty (30) days following such Change of Control, to require that Lessee terminate this Lease by pre-paying all amounts outstanding under this Lease; provided further, however, notwithstanding anything to the contrary in this Lease, the transactions contemplated by the Merger Agreement shall not be deemed to be a Change of Control hereunder.

          (b)   Lessor may transfer its rights, obligations, title and/or interest in the Equipment and this Lease to one or more Transferees as collateral security or otherwise; however, such transfer will not disturb Lessees right to quiet enjoyment as provided in Section 7 of this Lease. Lessee hereby acknowledges and agrees that in the event Lessor or such other Transferee has transferred its interest herein (i) no Transferee(s) shall be obligated to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease and (ii) all notices or other communications shall be given to, and made by, Lessor or its designee.

          (c)   Lessee shall maintain this Lease in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and will establish a book entry system to record the ownership and Transfers of any interests herein. Upon written notice from Lessor of a Transfer of an interest herein, Lessee shall promptly record such Transfer in its books and records, including such book entry system, including the name(s) and address(es) of the Transferee(s) and Lessee agrees to deliver all consents, certificates, opinions of counsel and other documents Lessor may reasonably request in connection with such Transfer. Lessee acknowledges and agrees that (i) its failure to record such Transfer within thirty (30) days after delivery of such notice shall be an Event of

  Default pursuant to Section 16(a)(ii) hereof and (ii) Lessor's obligations to any Transferee(s) may be secured by Lessor's interest in the Lease and the Equipment.

          (d)   PROVIDED TRANSFEREE IS NOT IN VIOLATION OF ITS OBLIGATIONS UNDER SECTION 7 HEREOF, AND ABSENT SUCH TRANSFEREE'S FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, LESSEE HEREBY WAIVES AS AGAINST ANY SUCH TRANSFEREE(S) OF LESSOR, ITS SUCCESSORS AND ASSIGNS, ANY CLAIM OR DEFENSE THAT LESSEE MAY NOW OR HEREAFTER HAVE AS AGAINST LESSOR IN CONNECTION WITH THIS LEASE, WHETHER FOR BREACH OF THIS LEASE, BREACH OF WARRANTY OR OTHERWISE.

        12.    INSURANCE.    At all times during the Term of this Lease, Lessee, at its own expense, shall maintain insurance on each item of Equipment against all risks and in such amounts as Lessor shall reasonably require (but not less than the then Stipulated Loss Value of such item with carriers acceptable to Lessor, and shall maintain a loss payable endorsement in favor of Lessor and its successors and assigns affording to Lessor and its successors and assigns such additional protection as Lessor and its successors and assignees shall reasonably require (such as a breach of Lessee's warranty clause), and Lessee shall maintain public liability and property damage insurance with respect to each item of Equipment in amounts satisfactory to Lessor for both personal and property damage. Lessee shall be liable for any deductibles contained in such insurance policies. All such insurance policies shall name Lessor and its successors and Transferees as insureds and shall provide that all amounts payable by reason of loss, theft or damage to the Equipment shall be payable only to Lessor or its designees / assigns and that such policies may not be canceled or altered without at least thirty (30) days' prior written notice to Lessor or its successors and Transferees. Lessee shall furnish Lessor with certificates or other satisfactory evidence of the maintenance of the insurance required hereunder.

        13.    LOSS AND DAMAGE.    Lessee hereby assumes and shall bear the entire risk of loss, damage, theft or destruction, partial or complete, whether or not insured against, of the Equipment from any and every cause whatsoever from the date of delivery of the Equipment to Lessee. No loss, damage, theft or destruction of the Equipment or any part thereof shall relieve Lessee of any obligation under this Lease, which shall continue in full force and effect. In the event that an item of Equipment shall become subject to Total Loss, Lessee shall inform Lessor in writing in regard thereto within ten (10) days after such Total Loss and Lessee shall pay to Lessor, in cash, an amount equal to the then Stipulated Loss Value thereof no later than the earlier of (i) five (5) days after Lessee receives payment for the Total Loss or (ii) within thirty days (30) after Lessee informs Lessor of such Total Loss; provided, however, that such amount shall be reduced if and to the extent that Lessor or any Transferee has received proceeds from the insurance required to be maintained by Lessee pursuant to Section 12 hereof as a result of such Total Loss, and Lessor agrees that if such insurance proceeds are paid to Lessor after Lessee has paid the Stipulated Loss Value in full, Lessor shall within ten (10) days thereafter reimburse to Lessee the proceeds thereof, such reimbursement not to exceed the Stipulated Loss Value amount paid by Lessee related to such Total Loss. Upon such payment of the Stipulated Loss Value for any item(s) leased hereunder, this Lease shall terminate with respect to such item(s) and Monthly Rent shall thereafter abate proportionately.

        14.    TAXES AND FEES.

          (a)   Lessee shall file any necessary reports and returns for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor for, and agrees to indemnify and hold Lessor harmless from, all Impositions.

          (b)   If any report, return or property listing relating to any Imposition is, by Law, required to be filed by, assessed or billed to or paid by, Lessor, Lessee shall do all things required to be done by Lessor (to the extent permitted by Law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects in relation thereto, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof; provided, however, that Lessor hereby unconditionally reserves the right to revoke such authorization and such revocation shall not affect Lessee's indemnity or other obligations under this Lease, including, without limitation, this Section 14 and Section 17 hereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or claim therefor shall be paid by Lessee, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor in the Equipment or otherwise hereunder. Provided that no Default or Event of Default has occurred and is then continuing, if Lessor obtains a refund of any Imposition that has been paid (by Lessee, or by Lessor and for which Lessor has been fully reimbursed by Lessee), Lessor shall promptly pay to Lessee the amount of such refund actually received. Lessee shall cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and shall, in preparing any report or return required by Law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings (as above provided) for a reasonable period of time, Lessor at its option may do so pursuant to Section 15, in which event the amount so paid shall be payable by Lessee as Supplemental Rent as provided in Section 15.

          (c)   The provisions of this Section 14 shall not apply to any Impositions (i) that Lessee is contesting in good faith, by appropriate proceedings and as otherwise permitted pursuant to the provisions of this Lease until the conclusion of such contest; except that Lessee's right to contest any Imposition is conditioned upon the existence of such Imposition during any such contest not causing any material danger, as determined by Lessor in its reasonable discretion, of the sale, forfeiture or loss of the Equipment.

        15.    LESSEE'S FAILURE TO PAY TAXES, INSURANCE, ETC.    Should Lessee fail to make any tax, insurance or other payment or do any act required to be performed by Lessee as herein provided, Lessor shall have the right, but not the obligation and without releasing Lessee from any obligation hereunder, to make or do the same, and to pay, purchase, contest or compromise any Imposition that in the judgment of Lessor affects the Equipment, and, in exercising any such rights, incur any liability and expend whatever amounts in its reasonable discretion Lessor may deem necessary therefor. Provided that Lessor has given Lessee not less than twenty-four (24) hours' notice of its intention to do so all sums so incurred or expended by Lessor (including any penalty incurred as a result of Lessee's failure to perform such obligation or make such payment) shall be due and payable by Lessee within 30 days of Lessor's demand therefor and shall be payable as Supplemental Rent.

        16.    DEFAULT AND REMEDIES.

          (a)   The occurrences of any of the following events shall constitute an Event of Default hereunder, and shall permit Lessor to exercise the remedies provided in Section 16(b) below, including the termination of Lessee's right to possession of the Equipment:

            (i)    The non-payment when due of any installment of Rent or any other sum required hereunder to be paid by Lessee within five (5) business days of the date on which first due;

            (ii)   The failure by Lessee to perform any other material term, obligation, covenant or condition of this Lease that is not cured within ten (10) days after such failure or if such cure can not reasonably be completed within ten (10) days, the failure to undertake with due diligence the cure within ten (10) days after such failure;

            (iii)  The subjection of a substantial part of Lessee's property or any part of the Equipment to any Lien other than those liens that are described in subsection (c) of the definition of Permitted Lien unless such Lien has been discharged, satisfied or bonded against within ten (10) business days after the date the Lessee receives actual notice thereof;

            (iv)  Lessee shall be in default under the terms of any contract with respect to any obligation contingent or otherwise for borrowed money with any Person requiring the payment of money by Lessee in an amount greater than $75,000 (including without limitation the Amended and Restated Securities Purchase Agreement to be entered into by and among Parent, Lessee and TCW in connection with the consummation of the transactions contemplated by the Merger Agreement) unless such default has been waived by the creditor to whom such payment is owed;

            (v)   In the event that (A) Lessee shall (1) authorize or agree to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporation, receivership or other similar Law now or hereafter in effect that authorized the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) fail generally or admit in writing its inability to pay its debts as they become due, (4) take any corporate action to authorize any of the foregoing or (5) have an involuntary or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period exceeding 60 days; or (B) an order for relief pursuant to such applicable debtor/creditor law shall have been entered against Lessee;

            (vi)  If any representation or warranty made by Lessee herein, or made by Lessee in any statement or certificate furnished by the Lessee in connection with the execution of this Lease or the delivery of any items of Equipment hereunder or furnished by the Lessee pursuant hereto, proves untrue in any material respect as of the date of the issuance or making thereof;

            (vii) The issuance of any writ or order of attachment or execution or other legal process against any Equipment which is not discharged or satisfied within fifteen (15) days;

            (viii) The occurrence of any event or condition described in subsections (iii), (iv), (v) or (vi) hereof with respect to any guarantor or any other party liable, in whole or in part, for performance of any of Lessee's obligations under this Lease.

          (b)   Upon the happening of any of the above Events of Default, Lessor may declare this Lease in Default. Such declaration shall be by written notice to Lessee and if so stated in such notice shall apply to all Equipment leased hereunder. Lessee hereby authorizes Lessor at any time thereafter to enter with notice or without notice and process of law and in compliance with Lessee's security requirements, any premises where the Equipment may be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor an amount that is equal to any then due and unpaid Monthly Rent due on or before Lessor has declared this Lease to be in Default plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Equipment on the date the Lessor shall declare this Lease in Default (in each case together with any Excess Use Fee measured from the date the Lease is declared to be in Default to the date payment is received by Lessor). After Default, as and to the extent requested by Lessor and as and to the extent that Lessee has not paid the entire amount of the Stipulated Loss Value and Excess Use Fees as required by this Section 16(b), Lessee shall return the Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from permitted use thereof under the terms of this Lease alone excepted, to a location within or outside of the continental United States of America specified by Lessor. Such Equipment shall be carefully crated and shipped, freight, drayage and re-assembly costs prepaid and properly insured, by Lessee, and Lessee shall bear all risk of loss until the Equipment is delivered to Lessor or its designee. Lessor shall use reasonable commercial efforts to sell the Equipment, if the Lessor using good faith determines that the Equipment has salvage value at private or public sale within or without the United States of America, in bulk or in parcels with or without notice, without having the Equipment present at the place of sale, with the privilege of becoming the purchaser thereof; and Lessor shall be entitled to lease, otherwise dispose of or keep idle all or any part of the Equipment, and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. Lessor shall also be entitled to draw on any letter of credit or take any deposit, in either case theretofore provided by Lessee to secure its obligations hereunder. The proceeds of sale, lease or other disposition of the Equipment, if any, or the proceeds of any letter of credit or deposit, if any, shall be applied (1) to all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment (including, without limitation, reasonable attorneys' fees, costs and disbursements); then, (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment as set forth above and all other sums then payable by Lessee hereunder, including any unpaid Rent; then, (3) any remaining amounts shall be paid to Lessee. Lessee shall pay any deficiency for amounts described in clauses (1) and (2) above forthwith. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing.

        No remedy referred to in this Section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

        17.    INDEMNITY.    Lessee agrees to indemnify, defend, and hold harmless, Lessor, and any Transferee and their respective officers, directors, partners, agents and employees, from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of Lessor and Transferee or their respective, agents or employees), by paying (on an after-tax basis) or otherwise discharging same, when any such Claims shall become due, including, without limitation, Claims arising on account of (a) this Lease or any other Lease Document, or (b) the Equipment, or any item or part thereof, including, without limitation, the selection, ordering, acquisition, delivery, installation, return, rejection, abandonment or other disposition of any item of Equipment, the possession, maintenance, leasing, use, condition, ownership, operation or control of any item of Equipment by whosoever owned, used or operated during the Term of this Lease or the existence of latent and other defects (whether or not discoverable or discovered by Lessor or Lessee). Lessor shall give Lessee prompt notice of any Claim or liability hereby indemnified against and Lessee shall be entitled to control the defense thereof. Notwithstanding anything to the contrary contained in this Lease, the foregoing indemnity obligations shall survive for a period of one year following termination of this Lease.

        18.    PURCHASE AND SALE.    Upon payment in full to Lessor of all amounts due hereunder (including the costs and expenses of Lessor, if any, and applicable Impositions, if any, in connection with such sale or transfer), Lessor will transfer to Lessee, without recourse or warranty and on a "WHERE IS, AS IS" basis, all of Lessor's right, title and interest in and to the Equipment by delivery of a duly executed bill of sale. Upon thirty (30) days written notice to Lessee, Lessor may, without prejudice to its rights under Section 16 hereof, abandon such Equipment where such Equipment is located without liability of any kind to Lessee.

        19.    EARLY TERMINATION.    Provided that no Event of Default under this Lease has occurred and is continuing, Lessee may terminate this Lease upon 30 days' prior written notice to Lessor by paying to Lessor all amounts remaining due to Lessor under this Lease.

        20.    MISCELLANEOUS.

          (a)   Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered by hand or by facsimile transmission to such party at the address as set forth on the cover page hereof (or at such other address as such party shall specify to the other party in writing) or, if sent by registered or certified mail three (3) days after the date on which mailed, addressed to such party at the address set forth above, postage prepaid.

          (b)   No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee shall impair any such right to remedy or be construed to be a waiver of any such breach or default; nor shall any waiver of any single breach or default be construed as a waiver of such breach or default thereafter occurring. Any waiver, permit, consent or approval on the part of Lessor of any breach or default under this Lease or, of any provision or condition hereof, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Lease or by Law or otherwise afforded to Lessor, shall be cumulative and not exclusive.

          (c)   Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights hereunder, including without limitation, reasonable attorneys' fees and costs of repossession, storage, insuring, releasing and selling of all Equipment together with the Excess Use Fee with respect to all such amounts from Lessor's payment thereof until its receipt of reimbursement from Lessee.

          (d)   The obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fires, storms, accidents, failure of the manufacturer or Supplier to deliver any item of Equipment, commercial frustration, Laws or interference of any cause whatsoever not within the sole control of Lessor.

          (e)   THIS AGREEMENT MAY NOT BE TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN. This Lease may be modified only by a written agreement duly signed by Persons authorized to sign agreements on behalf of Lessor and Lessee, and any variance from the terms and conditions of this Lease in any order or other notification form Lessee, written or oral, shall be of no effect. LESSEE ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, LESSEE AGREES THAT THIS LEASE IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE LEASE BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR PRIOR AGREEMENTS (INCLUDING WITHOUT LIMITATION THE INITIAL LEASE AGREEMENTS AND ALL RENTAL SCHEDULES THEREUNDER AND THAT CERTAIN LETTER AGREEMENT DATED SEPTEMBER 5, 2003 BY AND BETWEEN LESSOR AND LESSEE) OR UNDERSTANDINGS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS LEASE.

          (f)    This Lease and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and its successors and permitted assigns.

          (g)   The headings of the sections hereof are for convenience of reference only, are not a part of this Lease and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          (h)   THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSOR AND LESSEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE MASSACHUSETTS STATE AND FEDERAL COURTS LOCATED IN MIDDLESEX COUNTY, MASSACHUSETTS, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OVERALL TRANSACTION EVIDENCED BY THE LEASE DOCUMENTS, LESSOR AND LESSEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDINGS MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE COURTS, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURTS. LESSOR AND LESSEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING, LESSOR AND LESSEE HEREBY WAIVE ANY RIGHTS EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ACTIONS OR PROCEEDINGS BROUGHT IN RESPECT OF THE LEASE DOCUMENTS.

          (i)    It is the express intent of the parties hereto not to violate any applicable usury laws or to exceed the maximum amount of time-price differential or interest (as applicable) permitted to be charged or collected under applicable law, and any such excess payment will be applied to payment due hereunder in the inverse order of maturity and any remaining excess shall be returned to Lessee. Should any Section or any part of a Section within this Lease be rendered void, invalid or unenforceable by any court or Law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Lease.

          (j)    Lessee agrees to execute such documents and take such further actions as Lessor may reasonably request in order to assure Lessor the full benefit of the rights granted Lessor hereunder.

        21.    DEFINITIONS AND RULES OF CONSTRUCTION.

          (a)   The following terms when capitalized as below, have the following meanings:

            "Applicable Law": any Law that may apply to (i) Lessee or its properties and operations, (ii) the operations, modification, maintenance, ownership, leasing or use of the Equipment, or (iii) any transaction contemplated under any Lease Document, including in each case any environmental Law, federal or state securities Law, commercial Law (pertaining to the rights and obligations of sellers, purchasers, debtors, secured parties, or to any other pertinent matter), zoning, sanitation, siting or building Law, energy, occupational safety and health practices Law or the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

            "Business Day": any day, other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the Commonwealth of Massachusetts (or such other jurisdictions in the United States as Lessor specifies to Lessee by at least thirty (30) days' prior written notice).

            "Capitalized Lessor's Cost": the amount specified in Schedule I under the heading "Capitalized Lessor's Cost" which shall equal the Total Equipment Cost set forth therein unless otherwise specified.

            "Claims": as set forth in Section 17 of the Lease.

            "Code" means the United States Internal Revenue Code of 1986, as amended.

            "Collateral": the following properties, assets and rights of Lessee, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof: all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property (excluding joint ventures or other minority interests to the extent that pledge thereof would be prohibited by applicable documents), supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles.

            "Commencement Date": shall mean October 1, 2003.

            "Default": except when inconsistent with the context of any provision hereof, an event that, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.

            "Dollars or $": United States of America dollars.

            "Equipment": the property described on Schedule I, together with all appurtenances, parts, instruments, accessories and furnishings that are from time to time incorporated in the Equipment, or having been so incorporated, are later removed therefrom, unless title thereto is expressly released by Lessor, and all replacements of, and additions, improvements and accessions to any and all of the foregoing, and all books, records, maintenance logs and general intangibles (including all patents, copyrights and trade secrets) relating thereto; and, when used in the context of Lessor's title to the Equipment (whether relating to the creation, grant, perfection, release, priority, enforcement or application of proceeds thereof), shall also include all other property in which Lessor is granted a security interest hereunder.

            "Event of Default": any event of default as specified in Section 16(a) of the Lease.

            "Excess Use Fee": the fee payable by Lessee for the continued use or possession of the Equipment by the Lessee, which is payable if Lessee has not paid Rent when due and which shall equal 1 1/2% per month, or the highest rate permitted by law, whichever is lower, on all overdue Rent from the due date thereof until paid.

            "Federal": shall mean the Federal government of the United States of America.

            "Financing Statement": a Uniform Commercial Code financing statement on Form UCC-1 pursuant to the UCC.

            "GAAP": generally accepted accounting principles, applied consistently.

            "Governmental Authority": any federal, state, provincial, county, municipal, regional or other governmental authority, agency board, body, instrumentality or court, in each case of the United States of America, Canada or some other country.

            "Imposition": any title, recordation, documentary stamp or other fees, taxes, assessments, charges or withholdings of any nature (together with any penalties or fines thereon) arising at any time upon or relating to the Equipment or to the Lease, or the delivery, acquisition, ownership, use, operation, leasing or other disposition of such Equipment or upon the Rent payable thereunder, whether the same be assessed to Lessor (or any Transferee) or Lessee.

            "Indebtedness": of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, including seller paper, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (including contingent payment, earn out and similar obligations but excluding current accounts payable incurred in the ordinary course of business), (vi) all capitalized lease obligations of such Person, (vii) all obligations, contingent or otherwise, of such Person in respect of guarantees, bankers acceptances or as an account party in respect of letters of credit, and (viii) all other obligations which are not, but are required by GAAP to be shown as debt on such Person's balance sheet.

            "Law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, Permit or similar norm or decision of any Governmental Authority.

            "Lease": this Amended and Restated Master Lease Agreement.

            "Lease Documents": collectively, the Lease, and any and all schedules, instruments, documents, certificates and agreements delivered pursuant hereto.

            "Lessee": Viewlocity, Inc., a Georgia corporation, its successors and permitted assigns.

            "Lessor": CommVest, LLC, a Massachusetts limited liability corporation, its successors and assigns.

            "Lien": any mortgage, pledge, lease, sublease, security interest, attachment, charge, encumbrance or right or claim of others whatsoever (including any conditional sale or other retention agreement).

            "Permit": any action, approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license, or other form of legally required permission, of or from a Governmental Authority.

            "Permitted Indebtedness" is:

              (a)   Lessee's indebtedness to Lessor under this Lease;

              (b)   Indebtedness pursuant to the Senior Bank Line of Credit;

              (c)   Indebtedness existing on the Closing Date (as defined in the Merger Agreement) and shown on Schedule III hereto;

              (d)   Indebtedness to trade creditors incurred in the ordinary course of business; and

              (e)   Indebtedness secured by Permitted Liens.

            "Permitted Lien":

              (a)   Liens existing on the Closing Date and shown on the Schedule III or arising under this Lease;

              (b)   Liens arising under the Senior Bank Line of Credit;

              (c)   Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Lessee maintains adequate reserves on its books, provided that there is no material risk, as determined by Lessor in Lessor's reasonable discretion, of the sale, forfeiture or loss of any Equipment;

              (d)   Purchase Money Liens: (i) on equipment acquired or held by Lessee or its Subsidiaries incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the Proceeds of the equipment.; provided, however, that such Indebtedness secured by such Purchase Money Liens shall not exceed $250,000 in any calendar year.

              (e)   Licenses or sublicenses granted in the ordinary course of Lessee's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting the Senior Secured Line of Credit providers and CommVest a security interest;

              (f)    Leases or subleases granted in the ordinary course of Borrower's business, including in connection with property subject to operating leases;

              (g)   Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

            "Person": any individual, corporation, partnership, joint venture, or other legal entity or a Governmental Authority.

            "Rent": collectively, the Monthly Rent and the Supplemental Rent.

            "Senior Bank Line of Credit": a maximum of $5 million of principal indebtedness (plus any accrued but unpaid interest, fees and other costs and expenses owed in connection therewith) pursuant to revolving lines of credit and letters of credit owed to financial institutions which are secured by senior security interests in all of Lessee's assets other than the Equipment

            "Stipulated Loss Value": with respect to each item of Equipment, the product of the Capitalized Lessor's Cost of such item and the applicable percentage of total Stipulated Loss Value as set forth on the Schedule I.

            "Subordination Agreement": that Subordination Agreement to be entered into by and among Viewlocity, Inc., CommVest, LLC and Silicon Valley Bank, which shall be substantially in the form of that certain Subordination Agreement dated December 4, 2001 between such parties; provided however, that the Subordination Agreement shall include the Senior Bank Line of Credit limitation on principal indebtedness.

            "Subsidiary" or "Subsidiaries" means any corporation, partnership, trust or other entity of which the Parent or the Lessee directly or indirectly owns at the time a majority of the outstanding shares of every class of equity securities of such corporation, partnership, trust or other entity.

            "Supplemental Rent": all amounts, liabilities and obligations (other than Basic Rent) that Lessee assumes or agrees to pay to Lessor, including, without limitation, Stipulated Loss Value, and payments constituting indemnities, reimbursements, expenses, Excess Use Fee and other charges payable pursuant to the terms of this Lease.

            "Supplier": the person from whom Lessor is purchasing or has purchased the Equipment.

            "Supply Contract": any written contract from the Supplier of the Equipment or any item thereof, pursuant to which Lessor has purchased such Equipment (or item thereof) for lease to Lessee.

            "Term": as set forth in Section 3(a) of this Lease.

            "Total Loss": for any item of Equipment, the occurrence of any of the following: (i) the actual or constructive total loss of such item of Equipment; or (ii) the loss, disappearance, theft or destruction of such item of Equipment; or (iii) damage to such item of Equipment to such extent as shall make repair thereof uneconomical, or shall render any item of Equipment permanently unfit for normal use, for any reason whatsoever; or (iv) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such item of Equipment.

            "Transfer": any transfer or other agreement pursuant to which Lessor or Transferee has transferred or agreed to pay any Person the Rent, or a portion thereof, received from Lessee pursuant to the Lease, which obligation may be secured by Lessor's interest in the Lease and the Equipment.

            "Transferee": any Person to whom Lessor or any subsequent transferee thereof has assigned any or all of its rights, obligation, title and/or interest under the Lease.

            "Uniform Commercial Code" or "UCC": the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or in any other pertinent jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however named) of any such other applicable version of the Uniform Commercial Code.

          (b)   Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a Law or Permit shall also mean such Law or Permit as amended, superseded or replaced from time to time. Unless otherwise expressly provided to the contrary in the Lease, all actions that Lessee takes or is required to take under this Lease or any other Lease Document shall be taken at Lessee's sole cost and expense.

        22.    ADDITIONAL PROVISIONS.    The schedules and exhibits attached hereto and any riders signed by the parties hereto and attached hereto are hereby incorporated by reference.

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        IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be duly executed, all as of the date first above written.

LESSOR:
CommVest, LLC
By:	/s/ DENNIS P. CAMERON Dennis P. Cameron President
LESSEE:
Viewlocity, Inc.
By:	/s/ L. ALLEN PLUNK L. Allen Plunk
Title:	Executive Vice President and Chief Financial Officer
Date:	9-17-2003

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  Exhibit 10.1
AMENDED AND RESTATED MASTER LEASE AGREEMENT
AMENDED AND RESTATED MASTER LEASE AGREEMENT
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